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                                                                    EXHIBIT 10.3


                                       PROMISSORY NOTE

$500,000.00                                                      October 9, 1998
                                                            Salt Lake City, Utah

     FOR VALUE RECEIVED, the undersigned, RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation and JOHN B. HEWLETT ("Payor") promised to pay to ALVIN W. EMERY, or holder ("Payee"), the principal sum of Five Hundred Thousand Dollars and No Cents ($500,000.00), together with simple interest at the rate of twelve percent (12%) per annum on the aggregate principal balance outstanding until paid in full. This note shall be due on or before January 7, 1999. The Note shall be repaid from sale proceeds received from Target, Oshman's, and Garts during the fourth quarter of 1998.

     In the event of default under this Note, Payee shall be entitled to collect a reasonable attorneys' fee from the Payor, as well as other costs, charges, and expenses reasonably incurred, in curing any default or attempting collection of the payment due on this Note, whether or not litigation or any proceeding to enforce this Note is commenced.

     This Note together with the loan fee and accumulated interest may be prepaid in whole or in part at any time without penalty.

     If any term or provision of this Note, or any portion of any such term or provision, shall be held invalid or against public policy, or if the application of the same to any person or circumstance is held invalid or against public policy, then, the remainder of this Note (or the remainder of such term or provision) and the application thereof to other persons or circumstances shall not be affected thereby and shall remain valid and in full force and effect to the fullest extent permitted by law.

     This Note shall be governed by and construed solely in accordance with the laws of the State of Utah.

     IN WITNESS WHEREOF, Payor has executed this Promissory Note as of the day first hereinabove written at Salt Lake City, Utah.


                                      "PAYOR"
                                      RENAISSANCE GOLF PRODUCTS, INC.


                                      BY: /s/ JOHN B. HEWLETT
                                          --------------------------------------
                                          JOHN B. HEWLETT, CHAIRMAN OF THE BOARD


                                          /s/ JOHN B. HEWLETT
                                          --------------------------------------
                                          JOHN B. HEWLETT



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